UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of The
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  July 28, 2009

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 28, 2009, NeoMedia Technologies, Inc., a Delaware company (the “Company”), entered into an agreement (the “License Agreement”) with Mobile Tag, Inc., a Delaware company (“Mobile Tag”), in which the Company granted to Mobile Tag a non-exclusive license to a portion of the Company’s patent portfolio within the Field of Use and in the Territory (as such terms are defined in the License Agreement). The foregoing description of the License Agreement is qualified in its entirety by reference to the actual terms of the License Agreement, a copy of which is attached hereto as Exhibit 10.1 which is incorporated by reference herein in its entirety.

Item 8.01   Other Events.

On July 29, 2009, the Company issued a press release (the “Press Release”) announcing the License Agreement.  A copy of the Press Release has been furnished with this Current Report on Form 8-K and is attached hereto as Exhibit 99.1, which is incorporated by reference herein in its entirety.

Item 9.01   Financial Statements and Exhibits

           (a)           Not applicable.

           (b)           Not applicable.

           (c)           Not applicable.

           (d)           Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Non-Exclusive License Agreement between the Company and Mobile Tag, Inc. dated July 28, 2009	Provided herewith.

Exhibit 99.1	Press Release Dated July 29, 2009	Provided herewith.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009	NEOMEDIA TECHNOLGIES, INC.

By: /s/ Michael Zima
Name: Michael Zima
Its: Chief Financial Officer